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                                    BY-LAWS
                                      OF
                           UCFC FUNDING CORPORATION


                                   ARTICLE I

                                 Shareholders

         1.1 Place of Holding Meetings. All meetings of the shareholders shall be held at the principal business office of the corporation in Louisiana, or at such other place as may be specified in the notice of the meeting within or without Louisiana.

         1.2 Annual Election of Directors. The annual meeting of shareholders for the election of directors, and the transaction of other business, shall be held at the business offices of the corporation, or at such other place as may be agreed upon by the Shareholders, on the second Tuesday of September of each year, or the first business day thereafter when such day is a generally observed business holiday, beginning with the year 1997.

         1.3 Voting. (a) On demand of any shareholder, the vote for directors, or on any question before a meeting, shall be by ballot. All elections shall be had by plurality, and all questions decided by majority, of the votes cast, except as otherwise provided by the articles or by-laws.

         (b) At each meeting of shareholders, a list of the shareholders entitled to vote, arranged alphabetically and certified by the secretary, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

         1.4 Quorum. Except as provided in the next section hereof, any number of shareholders, together holding at least a majority of the outstanding shares entitled to vote thereat, who are present in person or represented by proxy at any meeting, constitute a quorum for the transaction of business despite the subsequent withdrawal or refusal to vote of any shareholder.

         1.5 Adjournment of Meeting. If less than a quorum is in attendance at any time for which a meeting is called, the meeting may, after the lapse of at least half an hour, be adjourned by a majority in interest of the shareholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the shareholders entitled to vote at the meeting, stating the purpose or purposes of the meeting and that the previous meeting failed for lack of a quorum, then any number of shareholders, present in person or represented by proxy, and together holding at least one-fourth of the outstanding shares entitled to vote thereat, constitute a quorum at the adjourned meeting.

         1.6 Special Meetings: How called. Special meetings of the shareholders for any purpose or purposes may be called by the president or chairman of the Board, if any, or by resolution of the directors, and shall be called upon a written request therefor, stating the purpose or purposes thereof, delivered to the secretary and signed by a majority of the directors or by a vote in interest of a majority of the shareholders entitled to vote.


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         1.7 Notice of Shareholders' Meetings. Written or printed notice, stating the place and time of any meeting, and, if a special meeting, the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat, at his last known address, at least ten days before the meeting in the case of an annual meeting and five days before the meeting in the case of a special meeting. Any irregularity in the notice of an annual meeting held at the corporation's principal business office at the time prescribed in 1.2 of this Article I, shall not affect the validity of the meeting or any action taken thereat.

                                  ARTICLE II

                                   Directors

         2.1 Number of Directors. The number of directors shall not be less than three (3) nor more than ten (10), each of whom shall serve for a term of one (1) year, or until a successor is selected; provided, however, if all of the outstanding shares are held of record by fewer than three shareholders, there need be only as many directors as there are shareholders.

         2.2 Place of Holding Meetings. Meetings of the directors, regular or special, may be held at any place, within or outside Louisiana, as the Board may determine. In addition, meetings of the Board of Directors may be held by means of conference telephone or similar communications equipment that allows all persons participating in such meetings to hear and communicate with each other.

         2.3 First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum is present; or they may meet at such time and place as fixed by the consent in writing of all of the directors, or by notice given by the majority to the remaining directors. At the first meeting, or any subsequent meeting called for the purpose, the directors shall elect the officers of the corporation.

         2.4 Regular Directors' Meeting. Regular meetings of the directors may be held without notice, at such time and place as may be designated by the directors.

         2.5 Special Directors' Meeting. How Called. Special meetings of the directors may be called at any time by the Board of Directors or by the executive committee, if one be constituted, by vote at a meeting, or by the president, or in writing, with or without a meeting, by a majority of the directors or of the members of the executive committee. Special meetings may be held at such place or places within or outside Louisiana as may be designated by the Board of Directors. In the absence of such designation, any such meeting shall be held at such place as may be designated in the notice thereof.


         2.6 Notice of Special Directors' Meetings. Notice of the place and time of every special meeting of the Board of Directors (and of the first meeting of the newly-elected board, if held on notice) shall be delivered to each director, or sent to him by telegraph or by mail, or by

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leaving the same at his residence or usual place of business, at least two days before the date of the meeting.

         2.7 Quorum. At all meetings of the Board, a majority of the directors in office and qualified to act constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present is the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, the articles, or these by-laws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum be present, the directors present may continue to act by vote of a majority of the quorum until adjournment, notwithstanding the subsequent withdrawal of enough directors to leave less than a quorum or the refusal of any directors present to vote.

         2.8 Remuneration to Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, expenses of attendance, if any, and a fixed fee, may be allowed to directors for attendance at each regular or special meeting of the Board or of any committee thereof; but this Section does not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         2.9 Powers of Directors. The Board of Directors has the management of the business of the corporation, and subject to any restrictions imposed by law, the articles or these by-laws, may exercise all the powers of the corporation. Without prejudice to such general powers, the directors have the following specific powers:

         (a) From time to time, to devolve the powers and duties of any officer upon any other person for the time being.

         (b) To confer upon any officer the power to appoint, remove and suspend, and fix and change the compensation of, subordinate officers, agents and factors.
         (c) To determine who shall be entitled to vote, or to assign and transfer any shares of stock, bonds, debentures or other securities of other corporations held by this corporation.

         (d) To delegate any of the powers of the Board to any standing or special committee or to any officer or agent (with power to sub-delegate) upon such terms as they may deem fit.

         2.10 Resignations. The resignation of a director shall take effect on receipt thereof by the chief executive officer or secretary, or on any later date, not more than thirty days after such receipt, specified therein.



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                                  ARTICLE III

                                  Committees

         3.1 Executive Committee. If an executive committee is appointed, the chief executive officer shall be a member, and the committee shall have all of the powers of the Board when the Board is not in session, except the power to declare dividends, make or alter by-laws, fill vacancies on the board or on the executive committee, or change the membership of the executive committee.

         3.2 Minutes of Meetings of Committees. Any committees designated by the Board shall keep regular minutes of their proceedings, and shall report the same to the Board when required, but no approval by the Board of any action properly taken by a committee shall be required.

         3.3 Procedure. If the Board fails to designate the chairman of a committee, the chief executive officer, if a member, shall be chairman. Each committee shall meet at such times as it shall determine, and at any time on call of the chairman. A majority of the committee constitutes a quorum, and the committee may take action either by vote of a majority of the members present at any meeting at which there is a quorum or by written concurrence of a majority of the members. In case of absence or disqualification of a member of a committee at any meeting thereof, the qualified members present, whether or not they constitute a quorum, may unanimously appoint a director to act in place of the absent or disqualified member. The Board has power to change the members of any committee at any time, to fill vacancies, and to discharge any committee at any time.

                                  ARTICLE IV

                                   Officers

         4.1 Titles. The officers of the corporation shall be a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers, including a Chairman of the Board, as may, from time to time, be elected or appointed by the Board. Any two officers may be combined in the same person, and none need be a director.

         4.2 Chairman of the Board of Directors. If a Chairman of the Board of Directors is elected, he shall, when present, preside at all meetings of the directors and shareholders. He shall have such powers as are delegated to him by the Board.

         4.3 Chief Executive Officer. If no Chairman of the Board is elected, the Chief Executive Officer shall, when present, preside at all meetings of the directors and shareholders. He is the chief executive officer, with general management of the corporation's business, and power to make contracts in the ordinary course of business; shall see that all orders and resolutions of the Board are carried into effect and direct the other officers in the performance of their duties; has power to execute all authorized instruments; and shall generally perform all acts incident to the office of Chief Executive Officer, or which are authorized or required by law, or which are incumbent upon him under the provisions of the articles and these by-laws.

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The Chief Executive Officer's authority shall be subject to the authority and direction of the Board of Directors.

         4.4 President. The President, subject to the authority of the Chief Executive Officer, shall carry out the duties assigned to him by the Chief Executive Officer and shall be responsible for the general management of the corporation's business; shall see that all actions and resolutions of the Board are carried into effect; shall direct the officers other than the Chief Executive Officer in the performance of their duties; shall preside at meetings of the directors and shareholders in the absence of the Chairman of the Board of Directors and the Chief Executive Officer; and shall generally perform all acts customarily incident to the office of president or which are authorized or required by law, or which are incumbent upon him under the provisions of the Articles of Incorporation and these By-Laws.

         4.5 Vice-Presidents. Each Vice-President shall have such powers, and shall perform such duties, as shall be assigned to him by the directors, by the Chief Executive Officer or by the President.

         4.6 Treasurer. The Treasurer has custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation. He shall receive and give, or cause to be given, receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all just debts of the corporation of whatever nature, when due. He shall enter, or cause to be entered, in books of the corporation to be kept for that purpose, full and accurate accounts of all moneys received and paid out on account of the corporation, and whenever required by the president or the directors, he shall render a statement of his accounts. He shall keep or cause to be kept such books as will show a true record of the expenses, gains, losses, assets and liabilities of the corporation; and he shall perform all of the other duties incident to the office of treasurer. If required by the Board, he shall give the corporation a bond for the faithful discharge of his duties and for restoration to the corporation, upon termination of his tenure, of all property of the corporation under his control.

         4.7 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees, and all other notices required by law, or by these by-laws, and in case of his absence or refusal or neglect so to do, such notice may be given by the shareholders or directors upon whose request the meeting is called as provided in these by-laws. He shall record all the proceedings of the meetings of the shareholders, of the directors, and of committees in a book to be kept for that purpose. Except as otherwise determined by the directors, he has charge of the original stock books, transfer books and stock ledgers, and shall act as transfer agent in respect of the stock and other securities issued by the corporation. He has custody of the seal of the corporation, and shall affix it to all instruments requiring it; and he shall perform such other duties as may be assigned to him by the directors or by the Chief Executive Officer.

         4.8 Assistants. Assistant Secretaries or Treasurers shall have such duties as may be delegated to them by the Secretary and Treasurer respectively.



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                                   ARTICLE V

                                 Capital Stock

         5.1 Certificates of Stock. Certificates of stock, numbered, and with the seal of the corporation affixed, signed by the President or a Vice-President and the Treasurer or Secretary, shall be issued to each shareholder, certifying the number of shares owned by him in the corporation. If the stock certificates are countersigned by a transfer agent and a registrar, the signatures of the corporate officials may be facsimile.

         5.2 Lost Certificates. A new certificate of stock may be issued in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen, mutilated or destroyed, or mailed and not received, and the directors may in their discretion require the owner of the replaced certificate to give the corporation a bond, unlimited as to stated amount, to indemnify the corporation against any claim which may be made against it on account of the replacement of the certificate or any payment made or other action taken in respect thereof.

         5.3 Transfer of Shares. Shares of stock of the corporation are transferable only in its books, by the holders thereof in person or by their duly authorized attorneys or legal representative, and only after proof of compliance with any restrictions upon their transfer set forth in the Articles of Incorporation or in these By-Laws. Upon such transfer, the old certificates shall be surrendered to the person in charge of the stock transfer records, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The Board may make regulations concerning the transfer of shares, and may in their discretion authorize the transfer of shares from the names of deceased persons whose estates are not administered, upon receipt of such indemnity as they may require.

         5.4 Record Dates. The Board may fix a record date for determining shareholders of record for any purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date of the action for which the date is fixed.

         5.5 Transfer Agents, Registrars. The Board may appoint and remove one or more transfer agents and registrars for any class of stock. If such appointments are made, the transfer agents shall effect original issuances of stock certificates and transfer of shares, record and advise the corporation and one another of such issuances and transfers, countersign and deliver stock certificates, and keep the stock, transfer and other pertinent records; and the registrars shall prevent over-issues by registering and countersigning all stock certificates issued. A transfer agent and registrar may be identical. The transfer agents and registrars, when covered with the corporation as obligees by an indemnity bond substantially in a form, and issued by a surety company, approved by the corporation's general counsel and providing indemnity unlimited in stated amount, or in form and amount and signed by a surety approved by the Board, and upon receipt of an appropriate affidavit and indemnity agreement, may
(a) countersign, register and deliver, in place of any stock certificate alleged to have been lost,

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stolen, destroyed or mutilated, or to have been mailed and not received, a replacement certificate for the same number of shares, and make any payment, credit, transfer, issuance, conversion or exchange to which the holder may be entitled in respect of such replaced certificate, without surrender thereof for cancellation, and (b) effect transfers of shares from the names of deceased persons whose estates (not exceeding $l,000 in gross asset value) are not administered.

                                  ARTICLE VI

                           Miscellaneous Provisions

         6.1 Checks, Drafts, Notes. All checks, drafts, other orders for the payment of money, and notes or other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by the Board.

         6.2 Notice. Whenever any notice is required by these by-laws to be given, personal notice is not meant unless expressly so stated; any notice is sufficient if given by depositing the same in a mail receptacle in a sealed post-paid envelope addressed to the person entitled thereto at his last known address as it appears on the records of the corporation; and such notice is deemed to have been given on the day of such mailing.

         6.3 Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of shareholders, directors or committee is required by law, the articles or these by-laws a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy or actual attendance at the meeting of directors or committee in person, is equivalent to the giving of such notice except as otherwise provided by law.

                                  ARTICLE VII

                                  Amendments

         7.1 The directors, by affirmative vote of a majority of those present or represented, may, at any meeting, amend or alter any of the by-laws; subject, however, to the right of the shareholders by affirmative vote of a majority of those entitled to vote, to change or repeal any by-laws made or amended by the directors.



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                                 ARTICLE VIII

                                   Indemnity

         8.1 This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceedings, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, foreign or non-profit corporation, partnership, joint venture or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful; provided that in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses (including attorneys' fees, and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

         8.2 To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceedings, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         8.3 Any indemnification under Section 8.1 of this Article (unless ordered by the court) shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or
(3) by the shareholders.

         8.4 Expenses incurred in defending such an action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof if authorized by the Board of

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Directors, without regard to whether participating members thereof are parties to such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         8.5 The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which the person indemnified or obtaining advancement of expenses may be entitled under any by-law, agreement, authorization of shareholders or directors or otherwise, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs and legal representative.

         8.6 This corporation shall have power to procure insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, non-profit or foreign corporation, partnership, joint venture, or other enterprise against any liability asserted against or incurred by him in any such capacity, or arising out of the status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.




                             C E R T I F I C A T E

         I certify that the foregoing By-Laws were unanimously adopted by the Board of Directors of the corporation at a special meeting held by them on the 10th day of July, 1996.


                                               s/ Sherry E. Anderson
                                               ------------------------------
                                               Sherry E. Anderson, Secretary


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